Exhibit 10.1
SUPPORT AGREEMENT
     SUPPORT AGREEMENT (the “Agreement”) dated as of August 17, 2006, between BARRON CAPITAL ADVISORS, LLC, a Delaware limited liability company (“Barron”), and CROWN CRAFTS, INC., a Delaware corporation (the “Company”).
     WHEREAS, the Barron Group (as hereinafter defined) currently owns an aggregate of 223,900 shares of the Company’s Series A Common Stock, par value $1.00 per share (such class of common stock being referred to herein as “Common Stock”);
     WHEREAS, the Barron Group wishes to acquire additional shares of Common Stock without triggering the operation of the Company’s Shareholder Rights Plan (the “Rights Plan”), as set forth in that certain Amended and Restated Rights Agreement dated as of August 6, 2003 between the Company and Computershare Investor Services, LLC (as successor to SunTrust Bank), as amended, and the Company is willing to permit Barron to do so as long as the Company can be assured of a constructive and mutually beneficial relationship between it and Barron; and
     WHEREAS, in order to assure this type of relationship, the Company and Barron wish to enter into this Agreement;
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and agreements set forth herein, the parties, intending to be legally bound, hereby agree as follows:
1.    TERM OF AGREEMENT
     The respective covenants and agreements of Barron and the Company contained in this Agreement will continue in full force and effect until September 1, 2011 (the “Termination Date”), unless earlier terminated pursuant to paragraph 5 or subparagraph 6(b) hereof or pursuant to the mutual written consent of Barron and the Company.
2.    COVENANTS OF BARRON
     Prior to the Termination Date or earlier termination of this Agreement and subject to the further provisions hereof:
     (a)      Neither Barron nor any person “controlled by” (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) Barron (collectively and together with Barron, the “Barron Group”) will, directly or indirectly, acquire any Voting Securities (as hereinafter defined) (except by way of stock dividends or other distributions or offerings made available to holders of Voting Securities generally) if the effect of such acquisition would be to increase the aggregate voting power of all Voting Securities then owned by all members of the Barron Group to greater than 9.9% of such total combined voting power of all Voting Securities then outstanding; provided that this subparagraph shall not apply if and to the extent that such aggregate percentage ownership is increased as a result of a recapitalization or reincorporation of the Company, any redemption of Voting Securities by the

Company, or any other action taken by the Company or its affiliates (as hereinafter defined) other than the Barron Group.
     (b)      Barron shall take such action as may be required so that all Voting Securities owned by any member of the Barron Group are voted (whether by proxy or otherwise) in favor of management’s nominees to the Board of Directors of the Company (the “Board”) and, unless the Company otherwise consents in writing, on all other matters to be voted on by the holders of Voting Securities in the same proportion as the votes cast by the other holders of Voting Securities other than any holder who is a member of a Prohibited Stockholder Group (as hereinafter defined). The members of the Barron Group, as holders of Voting Securities, shall be present, in person or by proxy, at all meetings of stockholders of the Company called with respect to the foregoing and of which the Barron Group has received due notice, so that all Voting Securities beneficially owned by them may be counted for the purpose of determining the presence of a quorum at such meetings.
     (c)      No member of the Barron Group shall deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement (other than this Agreement) with respect to the voting of such Voting Securities to which any of the following persons (collectively, the “Prohibited Stockholder Group”) is a party: (i) any holder of 5% or more of all Voting Securities then outstanding (a “Prohibited Stockholder”) or any person who any member of the Barron Group knows to be an affiliate, associate (as hereinafter defined) or relative of any Prohibited Stockholder or any 13D Group (as hereinafter defined) of any Prohibited Stockholder; or (ii) any person who, to the knowledge of any member of the Barron Group, is casting votes in respect of Voting Securities beneficially owned by a Prohibited Stockholder. Notwithstanding the foregoing, no officer or director of the Company who holds 5% or more of any Voting Securities shall be deemed a Prohibited Stockholder for purposes of this Agreement.
     (d)      No member of the Barron Group shall solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) made by any member of a Prohibited Stockholder Group or that is otherwise in opposition to the recommendation of the majority of the directors of the Company with respect to any matter.
     (e)      No member of the Barron Group shall, for the purpose of, or in connection with, acquiring, holding, voting or disposing of Voting Securities: (i) join a partnership, limited partnership, syndicate or other group of which, to its knowledge, any member of a Prohibited Stockholder Group is, directly or indirectly, a partner, member or participant; (ii) otherwise act in concert with any person who it knows to be a member of a Prohibited Stockholder Group; or (iii) otherwise become, together with any person who it knows to be a member of a Prohibited Stockholder Group, a “person” within the meaning of Section 13(d)(3) of the Exchange Act (in each case other than solely with members of the Barron Group).
     (f)      No member of the Barron Group shall, directly or indirectly, offer, sell or transfer any Voting Securities to any person who it knows to be a member of a Prohibited Stockholder Group; provided, however, that nothing herein shall restrict any member of the Barron Group from selling (in open market transactions or otherwise) any Voting Securities to any person who it does not know to be a member of a Prohibited Stockholder Group.

     (g)      No member of the Barron Group shall otherwise seek to control the management or policies of the Company, including taking any action to seek to obtain representation on the Board.
3.    REPRESENTATIONS AND WARRANTIES
     (a)      The Company hereby represents and warrants to Barron as follows:
     (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
     (ii) The Company has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the Board.
     (iii) This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
     (b)      Barron hereby represents and warrants to the Company as follows:
     (i)      Barron is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
     (ii)      Barron has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by Barron and the consummation by Barron of the transactions contemplated hereby have been duly authorized by the managers of Barron.
     (iii)      This Agreement constitutes a valid and binding agreement of Barron, enforceable against Barron in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
     (iv)      As of the date hereof, the Barron Group owns of record and beneficially an aggregate of 223,900 shares of Common Stock (the “Existing Shares”), and the Existing Shares constitute all of the shares of the Company’s capital stock owned of record or beneficially by the Barron Group. There are no outstanding options or other rights to acquire from Barron, or obligations of Barron to sell or to acquire, any shares of the Company’s capital stock. Barron has, directly or indirectly, the voting power, power of disposition and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions of any kind whatsoever, subject to applicable securities laws and the terms of this Agreement.
4.    CERTAIN DEFINITIONS
     For purposes of this Agreement, unless the context otherwise requires:
                (a)      “affiliate” and “associate” shall each have the meaning set forth with respect thereto in Rule 12b-2 under the Exchange Act;
                (b)      “beneficially own”, “beneficial ownership” and “beneficial owner” with respect to any securities means having “beneficial ownership” of such securities, as determined pursuant to Rule 13d-3 under the Exchange Act, without duplicative counting of the same securities by the same holder (it being understood that securities beneficially owned by a person include securities beneficially owned by all other persons with whom such person would constitute a “13D Group” with respect to securities of the same issuer);
                (c)      “person” shall mean any individual, partnership, corporation, limited liability company, trust or other entity or association;
                (d)      “13D Group” shall mean any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder (as now in effect and based on present legal interpretations thereof) to file a statement on Schedule 13D with the Securities and Exchange Commission as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Securities representing more than 5% of the total combined voting power of all Voting Securities then outstanding; and
                (e)      “Voting Securities” shall mean all classes of capital stock of the Company entitled to vote generally in the election of directors.
5.    TERMINATION
     Notwithstanding any other provision of this Agreement, either party may terminate this Agreement, in its sole discretion, if the members of the Barron Group own, in the aggregate, Voting Securities representing less than 1% of all outstanding Voting Securities.
6.    MISCELLANEOUS
     (a)      Barron, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which they may be entitled at law or equity.

     (b)      If any provision of this Agreement is in violation of any statute, rule, regulation, order or decree of any governmental authority, court or agency, or subjects any member of the Barron Group to governmental regulation to which it is not now subject, which violation or regulation would have a material adverse impact on the operations of the Barron Group taken as a whole, then such member of the Barron Group shall be relieved of its obligations under such provision to the minimum extent necessary to cure such violation or eliminate the applicability of such regulation; provided that this subparagraph shall not apply to any such violation or regulation resulting from activities or operations of any member of the Barron Group other than its ownership of Voting Securities and the consummation of the transactions contemplated by this Agreement; and provided further that in the event any member of the Barron Group is relieved of its obligations under any provision of this Agreement pursuant to this subparagraph, the Company may terminate this Agreement in its sole discretion.
     (c)      This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby, and this Agreement may be amended only by an agreement in writing executed by the parties hereto.
     (d)      Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.
     (e)      For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be, and shall he deemed to be, an original instrument. Executed counterparts may be delivered by facsimile transmission or other electronic medium.
     (f)      All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed given upon (i) transmitter’s confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand, or (iii) the expiration of five (5) business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

THE COMPANY:

Crown Crafts, Inc.
P.O. Box 1028
Gonzales, Louisiana 70707-1028
Attn: E. Randall Chestnut
Facsimile No.: (225) 647-9112

BARRON:

Barron Capital Advisors, LLC
730 Fifth Avenue, 25th Floor
New York, New York 10019
Attn: Andrew B. Worden
Facsimile No.: (212) 359-0222

     (g)      This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
     (h)      In the event of any stock split, stock dividend, merger, recapitalization, reorganization or other change in the capital structure of the Company affecting the Common Stock, this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock issued to Barron in connection therewith.
     (i)      From and after the Termination Date or earlier termination of this Agreement in accordance with the terms hereof, the covenants of the parties set forth herein shall be of no further force or effect, and the parties shall be under no further obligation with respect thereto.
     (j)      This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.
     (k)      This Agreement shall become effective as of the day first above written.
     IN WITNESS WHEREOF, Barron and the Company have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.

CROWN CRAFTS, INC.
By:	/s/ E. Randall Chestnut
E. Randall Chestnut, President
and Chief Executive Officer

BARRON CAPITAL ADVISORS, LLC
By:	/s/ Andrew Barron Worden
	Name:	Andrew Barron Worden
	Title:	Managing Partner